Exhibit 99.1

For Release 1 p.m. PST

Jan. 27, 2004

NetIQ Announces Second Quarter Fiscal 2004 Results

Revenue Exceeds Guidance; Earnings Per Share Within Guidance,

Systems and Security Product Bookings Grew Significantly

SAN JOSE, Calif. — Jan. 27, 2004 — NetIQ Corp. (Nasdaq: NTIQ), a leading provider of Systems & Security Management and Web Analytics solutions, today announced financial results for its second quarter ended December 31, 2003.

GAAP Financial Results

Revenue for the second quarter of fiscal 2004 decreased 20% to $64.0 million, compared with $80.3 million in the same quarter of the prior year. In accordance with the terms of its license agreement with Microsoft, NetIQ received no license revenue from Microsoft in the most recent quarter, compared with $20.0 million received in the second quarter of the prior year. NetIQ previously provided revenue guidance in the range of $58.0 million to $63.0 million, GAAP diluted net loss per share of $0.16 to $0.22 and non-GAAP diluted net loss per share of $0.04 to net income per diluted share of $0.02 for the second quarter of fiscal 2004. Excluding the revenue from Microsoft, revenue in the second quarter grew 6% year over year. Net loss was $10.2 million or $0.18 per basic and diluted share in the recent quarter, compared with net income of $1.3 million or $0.03 per basic share and $0.02 per diluted share in the same quarter of the prior year.

Revenue for the six-months ended December 31, 2003 was $126.8 million, compared with $157.4 million in the prior year six-month period. The six-month period ended December 31, 2003 included $5.0 million in revenue from Microsoft as compared with $45.0 million in the six month period in the prior year. Excluding the revenue from Microsoft in both six-month periods, revenue grew 8% year over year. Net loss was $173.9 million or $3.07 per basic and diluted share in the recent six-month period, compared with a net loss of $570.9 million or $11.17 per basic and $10.94 per diluted share in the year earlier six-month period.

Non-GAAP Operating Results

Non-GAAP net income for the second quarter was $537,000 or $0.01 per diluted share, compared with non-GAAP net income of $12.3 million or $0.23 per diluted share for the same period in the prior fiscal year. Non-GAAP net income for the six-month period ended December 31, 2003 was $1.8 million or $0.03 per diluted share, compared with $25.2 million or $0.48 per diluted share for the same period a year ago.

Non-GAAP net income presents the company’s net loss adjusted to exclude the following costs of revenue and expenses: amortization of purchased technology, amortization of other intangible assets, employee stock-based compensation, impairment of goodwill, restructuring charge (credit), write-off of acquired in-process research and development, impairment of long-term investment, cumulative effect of change in accounting principle, and related income tax effect, each as detailed under “Reconciliation of Non-GAAP Information” in the attached financial statements. The exclusion of such items is not in accordance with generally accepted accounting principles, is not intended as a substitute for GAAP net income or loss or any other GAAP measure, and may not be consistent with similar measures used by other companies.

NetIQ’s management and board of directors believe that the non-GAAP information is an additional meaningful measure of operating performance because it measures the principal operating results that can be directly influenced by management, and it provides more consistent comparability of the Company’s financial results against historical results and the results of other enterprise software companies. Accordingly it is the principal measure of performance used by management and the board of directors to measure the performance of the company against its operational objectives.

Business Outlook and Highlights

“We’re pleased that our focus on improving overall sales execution and North American sales productivity has yielded positive results. Excluding the effect of the revenue from Microsoft, revenue grew by 11% sequentially and license revenue in North America grew by 18% sequentially. Our focus on AppManager and security products also produced positive results in the quarter, with bookings for both product lines up significantly. Our sales pipeline, deferred revenue and backlog all have grown from the previous quarter. These increases were accomplished while holding headcount flat from the close of fiscal 2003,” said Chuck Boesenberg, NetIQ’s President, CEO and Chairman.

Business Outlook:

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. NetIQ does not undertake to update these targets in any way or for any reason.

•	NetIQ anticipates revenue for its third fiscal quarter ending March 31, 2004 to be in the range of $61.0 to $65.0 million.

•	NetIQ anticipates GAAP diluted net loss per share of $0.19 to $0.25 and non-GAAP diluted net loss per share of $0.03 to breakeven in the third quarter of fiscal 2004. The reconciliation to non-GAAP EPS guidance is based on the following assumptions for excluded costs and expenses in the third quarter: amortization of purchased technology of $5.7 million, amortization of other intangible assets of $4.2 million, amortization of employee stock-based compensation of $83,000, and related income tax benefit of $2.0 million to $36,000.

Second Quarter Business Highlights:

•	Excluding Microsoft revenue, revenue grew 11% compared with the immediately-preceding quarter. Sequential revenue growth excluding Microsoft revenue is as follows:

•	License 13% (Q1 $30.0 million to $34.0 million for Q2)

•	Services 8% (Q1 $27.8 million to $29.9 million for Q2)

•	Significant sequential growth in product bookings:

•	VOIP bookings grew by over 70%

•	AppManager bookings grew by over 50%

•	Security bookings grew by over 30%

•	Deferred revenue increased to a record level with deferred maintenance revenue growing substantially from the immediately preceding quarter

•	Growth in combined Research & Development, Marketing and SG&A expenses of 4% from the first fiscal quarter

•	NetIQ remained cash flow positive with total cash and cash equivalents and short-term investments increasing by $2.5 million to $339.1 million

•	Sales pipeline grew significantly from the previous quarter

Second Quarter Product Highlights:

•	Announced updated versions of the NetIQ® AppManager® Connector for Microsoft Operations Manager (MOM), Security Management Pack for MOM and shipped two new Linux-based modules AppManager® for Oracle RDBMS and AppManager® for Oracle Application Server.

•	WebTrends Reporting Center won the “Technology Innovator Award” from VARBusiness Magazine.

•	NetIQ Group Policy Guardian named ‘Product You Love’ by Microsoft Certified Professional Magazine readers.

•	NetIQ recently recognized as the worldwide market leader for Windows server platform in 2002 in both network and systems management (NSM) and availability and performance management, according to Gartner Dataquest.

•	NetIQ WebTrends® solutions recognized as worldwide market leader in Web Analytics according to IDC.

Share Repurchase Program:

NetIQ’s board of directors approved a repurchase of up to 5% of the company’s outstanding shares in October 2003. Under the program 172,218 shares were repurchased at an average price of $11.89 during the second quarter, for a total cost of $2.1 million.

NetIQ Analyst/Investor Conference Call:

NetIQ will conduct a conference call at 1:30 p.m. pacific time today to discuss the results of the quarter in more detail. Call-in numbers are 1-877-440-8703 and 1-706-645-0115 (outside the U.S.). A replay will be available through March 15, 2004 at 1-800-642-1687 and 1-706-645-9291 (outside the U.S.). The passcode for the live call and replay is “4805694”. An audio webcast of the call and reconciliations of GAAP and non-GAAP financial data with respect to historical results and the company’s guidance and other information can be accessed from the company’s website at http://www.netiq.com/about_netiq/investor_relations/analystreports.asp

About NetIQ

NetIQ Corporation (Nasdaq: NTIQ) is a leading provider of Systems & Security Management and Web Analytics solutions. Historically focused on the Windows management market, NetIQ now delivers cross-platform solutions that enhance business performance resulting in higher returns on infrastructure and Web investments. NetIQ products are sold across all continents directly and through a network of authorized NetIQ partners and resellers. The company is headquartered in San Jose, Calif., with development and operational personnel in Houston, Texas; Portland, Ore; Raleigh, N.C.; Bellevue, Wash.; Galway, Ireland and Auckland, New Zealand. For more information, please visit the company’s web site at www.netiq.com or call 1-888-323-6768.

Safe Harbor Statement

Statements in this press release regarding future operating results and statements other than statements of historical fact are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company’s future results could differ materially from the expectations discussed herein. Factors that could cause or contribute to such differences include (1) the effect of weak demand for software and services which results in increased uncertainty as to the company’s expected revenue; (2) risks inherent in technology businesses generally, including the timing and successful development of new products, customer acceptance of new product offerings; pricing of new products and competition in the company’s various product lines; the company’s ability to retain and hire technical personnel and other employees; changing relationships with customers, suppliers and strategic partners; (3) the fact that the company typically receives a substantial portion of its orders at the end of the quarter and if an order shortfall occurs at the end of a quarter it could negatively impact the company’s operating results for the quarter; and (4) risks related to the integration of acquired companies and the achievement of anticipated revenue and cost synergies. For a more comprehensive discussion of risks and uncertainties relating to our business, please read the discussions of these risks in documents we file from time to time with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended

June 30, 2003. Additional information will also be set forth in NetIQ’s quarterly report on form 10-Q for the quarter ended December 31, 2003, which will be filed with the SEC in February 2004. All of the information in this press release is as of January 27, 2004, and NetIQ undertakes no responsibility to update this information.

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NetIQ and WebTrends are trademarks or registered trademarks of NetIQ Corporation in the United States and certain other countries. All other products mentioned are trademarks or registered trademarks of their respective owners.

Contacts:

Greg Klaben, Investor Relations 1-408-856-1894, greg.klaben@netiq.com

Susan Torrey, Corporate Communications 1-408-856-3028, susan.torrey@netiq.com

NetIQ Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2003	2002	2003	2002
Software license revenue	$34,012	$56,606	$69,037	$112,588
Service revenue	29,949	23,704	57,780	44,810

Total revenue	63,961	80,310	126,817	157,398

Cost of software license revenue	2,564	2,084	5,353	4,511
Cost of service revenue	7,671	7,168	15,467	13,667
Amortization of purchased technology	5,801	5,737	11,602	11,095

Total cost of revenue	16,036	14,989	32,422	29,273

Gross profit	47,925	65,321	94,395	128,125
Operating expenses:
Sales and marketing	30,869	32,471	58,893	62,489
Research and development	16,465	16,831	32,989	32,959
General and administration	6,391	5,897	13,486	10,847
Amortization of other intangible assets	4,263	4,140	8,526	7,789
Employee stock-based compensation	85	197	186	406
Restructuring charge (credit)	(138)	5,280	(504)	5,280
Impairment of goodwill	—	—	150,842	—
Write-off of acquired in-process research and development	—	1,396	—	1,396

Total operating expenses	57,935	66,212	264,418	121,166

Income (loss) from operations	(10,010)	(891)	(170,023)	6,959
Other income (expenses):
Interest income, net	853	3,995	2,162	7,745
Impairment of long-term investment	—	—	(4,100)	—

Other income (expenses), net	853	3,995	(1,938)	7,745
Income (loss) before income taxes and cumulative effect of change in accounting principle	(9,157)	3,104	(171,961)	14,704
Income taxes	1,090	1,780	1,900	6,270

Income (loss) before cumulative effect of change in accounting principle	(10,247)	1,324	(173,861)	8,434
Cumulative effect of change in accounting principle	—	—	—	(579,338)

Net income (loss)	$(10,247)	$1,324	$(173,861)	$(570,904)

Basic earnings per share:
Income (loss) before cumulative effect of change in accounting principle	$(0.18)	$0.03	$(3.07)	$0.17
Cumulative effect of change in accounting principle	—	—	—	(11.34)

Net income (loss)	$(0.18)	$0.03	$(3.07)	$(11.17)

Diluted earnings per share:
Income (loss) before cumulative effect of change in accounting principle	$(0.18)	$0.02	$(3.07)	$0.16
Cumulative effect of change in accounting principle	—	—	—	(11.10)

Net loss	$(0.18)	$0.02	$(3.07)	$(10.94)

Shares used to compute basic earnings per share	56,870	51,805	56,588	51,110
Shares used to compute diluted earnings per share	56,870	52,763	56,588	52,179

	Three Months Ended December 31,		Six Months Ended December 31,
	2003	2002	2003	2002
RECONCILIATION OF NON-GAAP INFORMATION:
Net income (loss)	$(10,247)	$1,324	$(173,861)	$(570,904)
Adjustments:
Amortization of purchased technology	5,801	5,737	11,602	11,095
Amortization of other intangible assets	4,263	4,140	8,526	7,789
Employee stock-based compensation	85	197	186	406
Restructuring charge (credit)	(138)	5,280	(504)	5,280
Impairment of goodwill	—	—	150,842	—
Write-off of acquired in-process research and development	—	1,396	—	1,396
Impairment of long-term investment	—	—	4,100	—
Cumulative effect of change in accounting principle	—	—	—	579,338

Total adjustments	10,011	16,750	174,752	605,304

Income tax effect	773	(5,759)	862	(9,182)

Supplemental non-GAAP net income	$537	$12,315	$1,753	$25,218

Diluted non-GAAP net income per share	$0.01	$0.23	$0.03	$0.48

Shares used to compute diluted non-GAAP net income per share	57,629	52,832	57,511	52,244

NetIQ Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2003	June 30, 2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$66,598	$76,095
Short-term investments	272,480	237,281
Accounts receivable, net	33,301	39,016
Prepaid expenses and other	7,012	7,019

Total current assets	379,391	359,411

Property and equipment, net	54,066	58,042
Other intangibles, net	36,117	56,245
Other assets	1,691	1,797
Long-term investments	1,614	5,714
Goodwill	120,090	272,561

Total assets	$592,969	$753,770

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,030	$7,224
Accrued compensation and related benefits	12,358	16,667
Other liabilities	11,676	13,124
Restructuring liability, current portion	887	2,302
Deferred revenue, current portion	68,257	55,632

Total current liabilities	100,208	94,949

Deferred revenue, net of current portion	4,327	3,082
Restructuring liability, net of current portion	—	532

Total liabilities	104,535	98,563

Stockholders’ equity:
Common stock	2,934,065	2,927,470
Deferred stock-based compensation	(578)	(861)
Accumulated deficit	(2,445,306)	(2,271,445)
Accumulated other comprehensive income	253	43

Total stockholders’ equity	488,434	655,207

Total liabilities and stockholders’ equity	$592,969	$753,770

NetIQ Corporation

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended December 31,
	2003	2002
Cash flows from operating activities:
Net loss	$(173,861)	$(570,904)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	28,219	25,080
Amortization of employee stock-based compensation	186	406
Loss on sale of investments and property and equipment	153	416
Impairment of goodwill	150,842	—
Impairment of long-term investment	4,100	—
Tax benefit from disqualifying dispositions	—	3,022
Write-off of acquired in-process research and development	—	1,396
Equity interest in loss of unconsolidated investee	—	251
Cumulative effect of change in accounting principle	—	579,338
Changes in:
Accounts receivable	8,902	(3,325)
Prepaid expenses and other	312	(1,988)
Accounts payable	(473)	1,979
Accrued compensation and related benefits	(4,648)	(1,531)
Other liabilities	(1,132)	(5,079)
Restructuring liability	(1,947)	4,141
Deferred revenue	12,363	2,779

Net cash provided by operating activities	23,016	35,981

Cash flows from investing activities:
Purchases of property and equipment	(4,051)	(6,790)
Proceeds from sales of property and equipment	10	16
Cash used in acquisitions, net of cash received	—	(202,800)
Net (purchases) maturities of short-term investments	(35,950)	159,456
Purchase of long-term investment	—	(5,000)
Other	(78)	187

Net cash used in investing activities	(40,069)	(54,931)

Cash flows from financing activities:
Purchases of common stock	(2,054)	—
Proceeds from sale of common stock	8,747	4,899

Net cash provided by financing activities	6,693	4,899

Effect of exchange rate changes on cash	863	362

Net decrease in cash and cash equivalents	(9,497)	(13,689)
Cash and cash equivalents, beginning of period	76,095	64,032

Cash and cash equivalents, end of period	$66,598	$50,343

Noncash investing activities:
Issuance of common stock and options in business combinations	$—	$37,663
Issuance of treasury stock in business combinations	$—	$53,528

Supplemental disclosure of cash flow information:
Cash paid for interest	$32	$34
Cash paid for income taxes	$603	$1,045